Exhibit 99.1



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CONTACT:                        -OR-           INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                        The Equity Group Inc.
Robert K. Lifton                               Adam Prior       (212) 836-9606
Chairman & CEO
(212) 935-8484

       MEDIS TECHNOLOGIES RECEIVES ORDER FROM GENERAL DYNAMICS TO DEVELOP
         FUEL CELL PRODUCT FOR US DOD WEARABLE POWER SOURCE COMPETITION

New York, N.Y., October 16, 2007- Medis Technologies Ltd. (NASDAQ: MDTL) ("Medis") announced today that it has received a $500,000 order from General Dynamics C4 Systems to develop a 20 Watt fuel cell power pack in support of the US Department of Defense (DoD) Wearable Power Competition. The goal of the DoD competition is to "provide superior technical solutions for the individual energy needs of Soldiers, Marines, Airmen and Sailors in the field. The DoD seek(s) a wearable power system that lasts four days and reduces the weight of the battery load typically carried by those in the field."

The top three competitors that demonstrate a wearable system that produces 20 watts average power for 96 hours at a weight of no more than 4 kilograms will win one of three 3 prizes of $1 million, $500,000 and $250,000, respectively.

General Dynamics C4 Systems (Scottsdale, Ariz.) will support Medis throughout this competition with its expertise in providing the DoD with lightweight mobile computing devices.

"This competition provides an opportunity to showcase the development of advanced technological solutions for powering mobile devices. Equipment being used by today's warfighter has enhanced capabilities that consume more power than ever before," said Mike DiBiase, vice president of the Computing Technologies Division at General Dynamics C4 Systems. "Developing a power system that meets the requirements of this competition could help dismounted warfighters to accomplish critical missions. We look forward to working with Medis and bringing a successful power system to the competition."

General   Dynamics  C4  Systems  will  be  the   exclusive   supplier  of  Medis
Technologies' 20 Watt fuel cell power packs and fuel cartridges sold to the U.S. military and homeland security markets.

"We, at Medis, are excited to team with C4 Systems on this DoD Competition. A lightweight 20 Watt Fuel Cell System for military applications can address many mission opportunities, both in the military and commercial arenas," said Robert
K. Lifton, Chairman and CEO of Medis Technologies. "The military market for our fuel cell technology represents a highly important business program for Medis.
Many of the products being developed for military use, like this lightweight wearable fuel cell power source, lend themselves to the commercial markets, as well. This opportunity is another step in the development of a significant military presence for our technology. Successful conclusion of this development will expand our fuel cell power capabilities from the present level of cell phones, smart phones, Mp3 players, and PDAs, to encompass the power needs of various platforms, including tablet and laptop computers and products falling into similar categories of power requirements. In these and other new products under development, we plan to take advantage of important advances in our technology including significant advances in our proprietary fuel reflected in new patents applications we have recently filed."


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Medis  Technologies'  primary  focus is on  direct  fuel  cell  technology.  Its business strategy is to sell its products to end users through retail outlets, service providers and to the military and other markets. Medis' product pipeline includes other technologies, in varying stages of development.


This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.


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